UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

OptiNose, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11. Schedule and the date of its filing.

NOTICE OF 2022 ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

______________________________________________________________________________________________________

Meeting Date
June 8, 2022
______________________________________________________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 8, 2022:

This Notice of 2022 Annual Meeting of Stockholders and Proxy Statement, the accompanying form of proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2021 are first being made available to holders of record of our common stock electronically via the Internet on April 26, 2022, in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2022 Annual Meeting of Stockholders, to be held on June 8, 2022 at 8:30 a.m., Eastern Time (the Annual Meeting). These materials are available to holders of record of our common stock at http://www.proxyvote.com, where you will be asked to enter your sixteen digit control number provided in the Notice of Internet Availability of Proxy Materials in order to access such materials, and our website, www.optinose.com.

Whether or not you plan to attend the Annual Meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials so that your shares may be voted at the Annual Meeting. If you attend the Annual Meeting, you may revoke your previously-submitted proxy and vote during the Annual Meeting.

________________________
In this Proxy Statement, the words “Optinose,” “the Company,” “we,” “our,” “us” and similar terms refer to OptiNose, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

OPTINOSE®, XHANCE® and the Optinose logo are trademarks of ours in the United States. Other trademarks, trade names and service marks appearing in this Proxy Statement are the property of their respective owners.

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(267) 364-3500

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders (Annual Meeting) of OptiNose, Inc. (Company, we, us, and our) will be held on Wednesday, June 8, 2022 at 8:30 a.m., Eastern Time, at the offices of OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, PA 19067, for the following purposes:

1.To elect Sandra L. Helton, Wilhelmus Groenhuysen and Joseph C. Scodari to the Company's Board of Directors, each to serve until the Company's 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.
2.To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.
3.To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 21, 2022 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof (Record Date). The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the Annual Meeting.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet. We are mailing to you a Notice of Internet Availability of Proxy Materials instead of paper copies of this Notice of 2022 Annual Meeting of Stockholders and Proxy Statement (this Notice and Proxy Statement) and our Annual Report on Form 10-K for the year ended December 31, 2021 (Annual Report). Notice and Access provides a convenient way for you to access our proxy materials. The Notice of Internet Availability of Proxy Materials includes instructions on how to access this Notice and Proxy Statement and our Annual Report and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our Annual Report, if you prefer.

Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the "Questions and Answers About the Proxy Materials, Voting and the Annual Meeting" section of this Proxy Statement.

By Order of the Board of Directors,

Peter K. Miller
Chief Executive Officer	April 26, 2022

Optinose - Notice of 2022 Annual Meeting of Stockholders

2022 PROXY STATEMENT SUMMARY

Set forth below are highlights of important information you will find in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Record Date	Place	Number of Common Shares Eligible to Vote as of the Record Date
8:30 a.m. (Eastern Time) on June 8, 2022	April 21, 2022	1020 Stony Hill Road, Suite 300, Yardley, PA 19067	82,681,048

VOTING MATTERS

Board Recommendation
Proposal No. 1:	The election of Sandra L. Helton, Wilhelmus Groenhuysen and Joseph C. Scodari to our Board of Directors, each to serve until our 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.	FOR ALL
Proposal No. 2:	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR
OUR DIRECTOR NOMINEES
You are being asked to vote on the election of Sandra L. Helton, Wilhelmus Groenhuysen and Joseph C. Scodari, each of whom currently serve on our Board of Directors. Our directors are divided into three classes, Class I directors, Class II directors and Class III directors, serving staggered three-year terms. Directors are elected by a plurality of votes cast. Detailed information about the background and areas of expertise of each director and director nominee can be found in the "Executive Officers and Directors - Directors" section of this Proxy Statement.

				Committee Membership
Name	Age	Director Since	Principal Occupation	AC	CC	NCG

Sandra L. Helton	72	2018	Retired - Exec VP, CFO and Director of Telephone and Data System	«
Wilhelmus Groenhuysen	64	2017	Chief Operating Officer of NovoCure Limited	«	«
Joseph C. Scodari	69	2017	Retired - Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson	«	«	«
AC = Audit Committee; CC = Compensation Committee; NCG = Nominating and Corporate Governance Committee

Optinose - 2022 Proxy Statement | 1

CORPORATE GOVERNANCE SUMMARY FACTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:

Size of Board (set by the Board)	9
Number of Independent Directors	8
Independent Chairman of the Board	Yes
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board Background, Experience and Skills	Yes

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QUESTIONS AND ANSWERS
ABOUT
THE PROXY MATERIALS, VOTING AND THE ANNUAL MEETING

Proxy Materials

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the U.S. Securities and Exchange Commission (SEC). This approach provides a timely and convenient method of accessing the materials and voting. On April 26, 2022, we will begin mailing a “Notice of Internet Availability of Proxy Materials” to stockholders, which will include instructions on how to access our Notice of 2022 Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our Annual Report, if you prefer.

What is the purpose of the proxy materials?

Our Board of Directors is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (Annual Meeting), which will take place on Wednesday, June 8, 2022 at 8:30 a.m., Eastern Time, at the offices of OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, PA 19067. You received a Notice of Internet Availability of Proxy Materials because you owned shares of Optinose common stock at the close of business on April 21, 2022 (Record Date), and that entitles you to vote at the Annual Meeting. The proxy materials describe the matters on which our Board of Directors would like you to vote and contain information that we are required to provide to you under the rules of the SEC when we solicit your proxy. As many of our stockholders may be unable to attend the Annual Meeting, proxies are solicited to give each stockholder an opportunity to vote on all matters that will properly come before the Annual Meeting. References in this Proxy Statement to the Annual Meeting include any adjournments or postponements of the Annual Meeting.

What is included in the proxy materials?

The proxy materials include:

•the Notice of 2022 Annual Meeting of Stockholders and this Proxy Statement (Proxy Statement);
•our 2021 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2021 (Annual Report); and
•a proxy or voting instruction card that accompanies these materials.

What information is contained in this Proxy Statement and our Annual Report?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, beneficial owners of our common stock, corporate governance matters, the compensation of our directors and certain of our executive officers and other required information. Our Annual Report contains information about our business, our audited financial statements and other important information that we are required to disclose under the rules of the SEC.

How can I access the proxy materials over the Internet?

The Notice of Internet Availability of Proxy Materials contains instructions on how to:

•view the proxy materials for the Annual Meeting on the Internet and vote your shares; and
•instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available at http://www.proxyvote.com, where you will be asked to enter your sixteen digit control number provided in the Notice of Internet Availability of Proxy Materials in order to access such materials.

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Choosing to receive your future proxy materials or "Notice and Access" notification by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Voting Information

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal No. 1:	The election of Sandra L. Helton, Wilhelmus Groenhuysen and Joseph C. Scodari to our Board of Directors, each to serve until our 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.

Proposal No. 2:	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

See the "Proposals" section of this Proxy Statement for information on these proposals. We will also consider any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof. See “What happens if additional matters are presented at the Annual Meeting?” below.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares as follows:

Board Recommendation

Proposal No. 1:	The election of Sandra L. Helton, Wilhelmus Groenhuysen and Joseph C. Scodari to our Board of Directors, each to serve until our 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.	FOR ALL

Proposal No. 2:	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR

What happens if additional matters are presented at the Annual Meeting?

Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. Ramy Mahmoud and Keith A. Goldan, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof. If, for any reason, any of the director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How many votes do I have?

There were 82,681,048 shares of common stock issued and outstanding as of the close of business on the Record Date. Each share of our common stock that you owned as of the Record Date entitles you to one vote on each matter presented at the Annual Meeting. Cumulative voting for directors is not permitted.

What is the difference between holding shares as a "stockholder of record" as compared to as a "beneficial owner"?

Most of our stockholders hold their shares as a beneficial owner through a broker, bank, trust or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual
Optinose - 2022 Proxy Statement | 4

Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy over the Internet, by telephone or by mail (if you properly request a paper copy of these proxy materials) by following the instructions contained in the Notice of Internet Availability of Proxy Materials or on the proxy card that accompanied your proxy materials. See “How can I vote my shares without attending the Annual Meeting?” below.

•Beneficial Owner: If your shares are held through a broker, bank, trust or other nominee, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and certain proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy over the Internet, by telephone or by mail (if you properly request a paper copy of these proxy materials) by following the instructions in the Notice of Internet Availability of Proxy Materials or on the voting instruction card provided to you by your broker, bank, trustee, or other nominee. See “How can I vote my shares without attending the Annual Meeting?” below.

How can I vote my shares in person at the Annual Meeting?

If you hold your shares held in your name as the stockholder of record, you may vote in person at the Annual Meeting. If you are the beneficial owner of shares held in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or as the beneficial owner of shares held in street name, you may direct how your shares are voted without attending the Annual Meeting.

•Stockholder of Record: If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet, by telephone or by mail (if you properly request a paper copy of these proxy materials) by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card that accompanied your proxy materials.

•Beneficial Owner: If you are the beneficial owner of shares held in street name, you may also vote by proxy over the Internet, by telephone or by mail (if you properly request a paper copy of these proxy materials) by following the instructions in the Notice of Internet Availability of Proxy Materials or on the voting instruction card provided to you by your broker, bank, trustee, or other nominee.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•granting a new proxy bearing a later date by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card that accompanied your proxy materials;

•providing a written notice of revocation to our Corporate Secretary at 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067, which notice must be received by our Corporate Secretary before the Annual Meeting; or

•attending the Annual Meeting and voting in person.

If you are the beneficial owner of shares held in street name, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•submitting new voting instructions to your broker, bank, other trustee, or nominee by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee, or other nominee; or

Optinose - 2022 Proxy Statement | 5

•if you have obtained a valid legal proxy from your broker, bank, trustee, or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person using the valid legal proxy.

Note that for both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy or voting instructions to be revoked unless you specifically so request or vote in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

What is a "broker non-vote"?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank trust or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trust or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Proposal No. 1 is considered a "non-routine" matter, while Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 is considered a "routine" matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal No. 1 and a broker non-vote will occur on this matter. In tabulating the voting results for Proposal No. 1, shares that constitute broker non-votes will not be voted on that proposal, and therefore, will not affect the outcome of Proposal No.1. Because Proposal No. 2 is a "routine" matter, a broker, bank, trustee or other nominee will be permitted to exercise its discretion on this proposal, which means there will be no broker non-votes on this matter.

How many shares must be present or represented to conduct business at the Annual Meeting?

A "quorum" is necessary to conduct business at the Annual Meeting. A quorum is established if the holders of a majority of all shares issued and outstanding and entitled to vote at the Annual Meeting are present at the Annual Meeting, either in person or represented by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are the voting requirements to approve the proposals discussed in this Proxy Statement?

•Proposal No. 1: Election of directors.  Votes may be cast: FOR ALL nominees, WITHHOLD ALL nominees or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instructions. A plurality of the votes cast by the holders of record of common stock entitled to vote in the election of directors is required to elect director nominees, and as such, the three nominees who receive the greatest number of votes cast by stockholders entitled to vote on the matter will be elected. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 2 requires the affirmative vote of the holders of shares having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on the proposal (meaning the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal). Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public accounting firms under stock exchange rules without specific instructions from the beneficial owner of such shares. Abstentions will have no effect on the outcome of this proposal.

Who will bear the cost of soliciting votes for the Annual Meeting, and how will proxies be solicited?

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We will pay the entire cost of preparing, assembling, printing, mailing and distributing the Notice of Internet Availability of Proxy Materials and these proxy materials, as well as for soliciting votes. Our directors, officers and employees may solicit proxies or votes in person, by telephone or by electronic communication. We will not pay our directors, officers or employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the applicable proxy materials to their principals and to obtain authority to execute proxies and will reimburse them for certain costs in connection with such activities.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Attending the Annual Meeting

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were an Optinose stockholder as of the Record Date (April 21, 2022), or you hold a valid legal proxy from a stockholder of record for attending or voting at the Annual Meeting. You must present valid government-issued photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 21, 2022, or a copy of the voting instruction card provided by your broker, bank, trustee, or other nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting by indicating your plans when prompted if you vote by Internet or telephone or, if you vote by mail, by marking the appropriate box on your proxy or voting instruction card.

The Annual Meeting will begin promptly at 8:30 a.m., Eastern Time. Check-in will begin at 8:00 a.m., Eastern Time, and you should allow ample time for the check-in procedures. The offices of OptiNose, Inc. are located at 1020 Stony Hill Road, Suite 300, Yardley, PA 19067.

PROPOSALS
Proposal 1: Election of Directors

Our Fourth Amended and Restated Certificate of Incorporation (Certificate of Incorporation) provides that our directors be divided into three classes, Class I directors, Class II directors and Class III directors, serving staggered three-year terms. The terms of our Class II directors will expire at the Annual Meeting. Our Board of Directors has nominated, upon the recommendation of our Nominating and Corporate Governance Committee, Sandra L. Helton, Wilhelmus Groenhuysen, and Joseph C. Scodari for election as Class II directors at the Annual Meeting, each to serve a three-year term expiring at our 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. Ms. Helton and Messrs. Groenhuysen and Scodari are currently serving as Class II directors. We expect each nominee will be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our Board of Directors.

Biographical information and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and Board of Directors to determine that such nominee should serve as a director are discussed in the "Executive Officers and Directors" section of this Proxy Statement.

Vote Required and Recommendation of Our Board of Directors

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The three director nominees receiving the highest number of FOR votes will be elected to our Board of Directors, each to serve until our 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified, or until his or her earlier death, resignation, removal or retirement.

Our Board of Directors recommends that stockholders vote FOR ALL on Proposal No. 1 to elect Sandra L. Helton, Wilhelmus Groenhuysen and Joseph C. Scodari.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP (EY) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022. Although stockholder ratification of the appointment of EY is not required by our Amended and Restated Bylaws (Bylaws) or otherwise, our Board of Directors believes that it is desirable to give our stockholders the opportunity to ratify this appointment as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may or may not change, its appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Even if the selection is ratified, our Audit Committee may, at its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is desirable. Representatives of EY are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Information regarding the fees paid to EY in 2021 and 2020 and our pre-approval policies relating to such fees is discussed in the "Independent Registered Public Accounting Firm" section of this Proxy Statement.

Vote Required and Recommendation of Our Board of Directors

The approval of this Proposal No. 2 requires the affirmative vote of the holders of shares having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on the proposal (meaning the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal).

Our Board of Directors recommends that stockholders vote FOR on Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Other Proposed Action

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote on such matters in accordance with the recommendation of our Board of Directors.

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EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names and ages of all of our executive officers and directors as of April 26, 2022.

Name	Title	Age
Executive Officers
Peter K. Miller	Chief Executive Officer and Director	60
Ramy A. Mahmoud, M.D., M.P.H.	President and Chief Operating Officer	57
Victor M. Clavelli	Chief Commercial Officer	49
Keith A. Goldan	Chief Financial Officer	51
Michael F. Marino	Chief Legal Officer and Corporate Secretary	46

Directors
Joseph C. Scodari	Chairman of our Board of Directors	69
Eric Bednarski	Director	50
Kyle Dempsey	Director	33
R. John Fletcher	Director	76
Wilhelmus Groenhuysen	Director	64
Sandra L. Helton	Director	72
Tomas J. Heyman	Director	66
Peter K. Miller	Chief Executive Officer and Director	60
Catherine E. Owen	Director	51

Executive Officers

Biographical information regarding our executive officers as of April 26, 2022 is set forth below. Our executive officers are appointed by, and serve at the pleasure of, our Board of Directors.

Peter K. Miller	Mr. Miller has served as our Chief Executive Officer and as a member of our Board of Directors since 2010, and as a member of the board of directors of OptiNose AS since June 2018 and OptiNose US, Inc. since March 2021. From June 2004 to May 2007, Mr. Miller was Co-Founder, Chief Executive Officer and President of Take Care Health Systems Inc., a company that introduced medical clinics inside Walgreens retail pharmacies, and from May 2007 to May 2010, served as Vice President of Walgreen Co.'s Health and Wellness Division following its acquisition of Take Care Health Systems. Prior to co-founding Take Care Health Systems, Mr. Miller spent more than 15 years at Johnson & Johnson, a multinational medical devices, pharmaceutical and consumer packaged goods manufacturer, serving in a variety of marketing and general management roles that included Worldwide President of Johnson & Johnson — Merck Consumer Pharmaceuticals and President of Janssen Pharmaceutical. Mr. Miller served as a member of the board of directors of Actua Corporation, a publicly-traded SaaS technology company, from June 2010 until January 2018. Mr. Miller holds a B.S. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.
Chief Executive Officer since 2010

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Ramy A. Mahmoud, M.D., M.P.H.	Dr. Mahmoud has served as our President and Chief Operating Officer since 2010 and as a member of the board of directors of OptiNose US, Inc. since March 2021. Prior to joining us, Dr. Mahmoud spent 14 years at Johnson & Johnson, where he served as Chief Medical Officer and a member of the Global Management Board of the Ethicon group of companies. During his tenure at Johnson & Johnson, he also held senior roles in the pharmaceutical sector. Dr. Mahmoud served for 10 years on active duty in the U.S. Army and an additional 10 years in the Army Reserves, achieving the rank of Lieutenant Colonel. During his military service, Dr. Mahmoud held various patient care, research, and academic positions, culminating in his position as the head of the Department of Epidemiology at the Walter Reed Army Institute of Research. He has published more than 80 peer-reviewed papers and textbook chapters, and has served as a scientific reviewer for a number of journals and textbooks. Dr. Mahmoud earned a Master of Healthcare Management and Policy degree from the Harvard School of Public Health and an M.D. from the University of Miami. He has earned board certification in both Public Health/Preventive Medicine and in Internal Medicine.
President and Chief Operating Officer since 2010

Victor M. Clavelli	Mr. Clavelli has served as our Chief Commercial Officer since February 2020. Prior to joining us, Mr. Clavelli held various leadership roles including marketing, sales, and regulatory affairs in the course of his 20-year career at Pfizer, Inc. - most recently as the North American President for Inflammation and Immunology from May 2016 to December 2019 with responsibility for a portfolio spanning topical, small molecule oral, and biologic agents. Immediately prior to that he was the Vice President of Sales and Marketing for the Inflammation Franchise. Mr. Clavelli earned a Bachelor of Science in Physics and Math from Fairfield University and an MBA from the Stern School of Business at New York University and started his career in the medical device industry with responsibilities for regulatory and clinical affairs across a range of therapeutic areas.
Chief Commercial Officer since February 2020

Keith A. Goldan	Mr. Goldan has served as our Chief Financial Officer since January 2017 and as a member of the board of directors of OptiNose US, Inc. since March 2021. Prior to joining OptiNose, Mr. Goldan served as Senior Vice President, Chief Financial Officer and Treasurer of Fibrocell Science, Inc., a publicly-traded cell and gene therapy company, from March 2015 to January 2017, and also served as its Corporate Secretary from March 2015 to June 2015. Mr. Goldan also previously served as Senior Vice President and Chief Financial Officer of NuPathe Inc., a publicly-traded specialty pharmaceutical company that was acquired by Teva Pharmaceutical Industries Ltd., as Chief Financial Officer and a member of the board of directors of PuriCore plc, a medical technology company listed on the London Stock Exchange, and as Vice President and Chief Financial Officer of Biosyn, Inc., a specialty pharmaceutical company. Earlier in his career, Mr. Goldan served in a variety of roles with ViroPharma and the Healthcare & Life Sciences Practice of KPMG. Mr. Goldan earned a B.S. in Finance from the Robert H. Smith School of Business at the University of Maryland and an M.B.A. from The Wharton School at the University of Pennsylvania.
Chief Financial Officer since January 2017

Michael F. Marino	Mr. Marino has served as our Chief Legal Officer and Corporate Secretary since January 2017 and as a member of the board of directors of OptiNose AS since June 2018. Prior to joining OptiNose, Mr. Marino served as Senior Vice President, General Counsel and Corporate Secretary of Fibrocell Science, Inc., a publicly-traded cell and gene therapy company, from June 2015 to January 2017, and as Senior Vice President, General Counsel and Corporate Secretary of NuPathe Inc., a publicly-traded specialty pharmaceutical company from October 2010 until the sale of NuPathe to Teva Pharmaceutical Industries Ltd. Earlier in his career Mr. Marino was an attorney at the law firms of Morgan, Lewis & Bockius LLP and WilmerHale LLP where his practice focused on mergers and acquisitions, financing transactions, licensing, corporate governance, securities and other general corporate matters. Mr. Marino earned a B.S. in Accountancy from Villanova University and a J.D. from Boston College Law School.
Chief Legal Officer and Corporate Secretary since January 2017

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Directors

Biographical information as of April 26, 2022 and the attributes, skills and experience of each director that led our Nominating and Corporate Governance Committee and our Board of Directors to determine that such individual should serve as a director are discussed below.

Joseph C. Scodari
Mr. Scodari has served as Chairman of our Board of Directors since October 2017. Mr. Scodari was Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson, and a member of Johnson & Johnson's Executive Committee from March 2005 until his retirement in March 2008. From 2003 to March 2005, Mr. Scodari was Company Group Chairman of Johnson & Johnson's Biopharmaceutical Business. Mr. Scodari joined Johnson & Johnson in 1999 as President and Chief Operating Officer of Centocor Inc., when Johnson & Johnson acquired that company. Mr. Scodari joined Centocor in 1996 as President, Pharmaceutical Division and was named President and COO in 1998. Mr. Scodari began his career in 1974 in sales for Winthrop Laboratories, Division of Sterling Drug. He progressed through various management positions, eventually leading the Diagnostic Imaging Division for Winthrop and later Strategic Marketing at the Corporate level for the Imaging business. Mr. Scodari joined Rorer Pharmaceuticals (shortly thereafter, Rhône-Poulenc Rorer) in 1989 as Vice President of Marketing and Business Development. He later served as Vice President and General Manager for the United States, and subsequently, North America, and finally as Senior Vice President and General Manager for the Americas. Mr. Scodari previously served as a director of Actelion Pharmaceuticals, Ltd., Endo Health Solutions, Inc. and Covance, Inc., and currently serves as a director of Acurx, Inc. (Nasdaq: ACXP), a clinical stage biopharmaceutical company developing a new class of antibiotics for infections caused by bacteria listed as priority pathogens by the World Health Organization, Centers for Disease Control and Prevention, and Food and Drug Administration. Mr. Scodari has served on various non-profit boards, including the University of the Health Sciences in Philadelphia, the Board of Overseers for the Robert Wood Johnson School of Medicine, and on the Board of Trustees for Gwynedd Mercy College. He has also served on various industry association boards, including the NWDA Associate Member Board, the National Pharmaceutical Council, as Vice Chairman of the Biotechnology Industry Organization (BIO), and Chairman of PA BIO. Mr. Scodari received a B.A. from Youngstown State University.

Director since October 2017

Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Mr. Scodari's experience as an executive of a major pharmaceutical company along with his research and development and marketing experience qualifies him to serve on our Board of Directors.

Eric Bednarski, Ph.D.
Dr. Bednarski has served as a director of our company since December 2021. Dr. Bednarski has served as a partner at MVM Partners LLP (MVM), a growth equity firm, since 2008. Before joining MVM, Dr. Bednarski was a Partner at Advent Healthcare Ventures and a Principal at Advent International Corporation. Prior to Advent, he was a Director in the Corporate Finance Group of Silicon Valley Bank. Dr. Bednarski currently serves on the Board of Directors of MDxHealth SA (NASDAQ: MDXH). Dr. Bednarski has a B.S. in Neural Science from Brown University and a Ph.D. in Biological Science from the University of California, Irvine.

Director since December 2021

Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Dr. Bednarski's financial acumen and substantial industry experience qualifies him to serve on our Board of Directors.

Kyle Dempsey, M.D.
Dr. Dempsey has served as a director of our company since December 2021. Dr. Dempsey has served as a partner at MVM Partners LLP (MVM), a growth equity firm, since 2017. Before joining MVM, Dr. Dempsey was a consultant at Bain & Company from 2016 to 2017, working mainly in the healthcare practice to support medical device and healthcare provider clients with commercialization and business development projects. He received his M.D. from Harvard Medical School and his M.B.A. from Harvard Business School. He also holds a B.A. in biochemistry from Bowdoin College.

Director since December 2021

Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Dr. Dempsey's financial acumen and substantial industry experience qualifies him to serve on our Board of Directors.

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R. John Fletcher	Mr. Fletcher has served as a director of our company since April 2022. In 1983, Mr. Fletcher founded Fletcher Spaght, Inc., a consulting firm that provides growth-focused strategy assistance to client companies, and since its founding has served as its Chief Executive Officer. Since 2001, Mr. Fletcher has also served as the Managing Partner of Fletcher Spaght Ventures, a venture capital fund. Mr. Fletcher’s current and past board experience includes both public and private companies. Mr. Fletcher currently serves as the board chairman of Vyant Bio, Inc. (NASDAQ: VYNT), a drug discovery and preclinical oncology and immune-oncology company, and also serves on its Audit and Nominating and Corporate Governance Committees. Mr. Fletcher also serves as the board chairman of Repro Med Systems, Inc. (d/b/a KORU Medical Systems) (NASDAQ: KRMD), a proprietary portable and innovative medical devices manufacturing company, and Clearpoint Neuro, Inc. (NASDAQ:CLPT), a global therapy-enabling platform company, as well as privately-held Metabolon, Inc. a health technology company. Mr. Fletcher previously served on the boards of Spectranetics Corporation, a medical device company, Autoimmune, Inc., a biotechnology technology company, Axcelis Technologies, Inc., a semiconductor chip company, Fischer Imaging Corp., an advanced imaging company, Panacos Pharmaceuticals Inc., a biotechnology company focused on therapeutic solutions for infectious disease, NMT Medical Inc., an implant technology company, and Quick Study Radiology Inc., all of which are or were public companies, and on the board of GlycoFi, Inc., a private company. In addition, Mr. Fletcher has served on the boards of many academic and non-profit institutions. Mr. Fletcher worked on the $2 billion acquisition of Spectranetics by Koninklijke Philips N.V. (Royal Philips) and the $400 million acquisition of GlycoFi by Merck & Co., Inc., and received the National Association of Corporate Directors (NACD) Director of the Year Award in 2018 specifically for his work at Spectranetics. He is Chairman Emeritus of the Corporate Collaboration Council at the Thayer School of Engineering/Tuck School of Business at Dartmouth College and serves on the Board of Advisors of Beth Israel Deaconess Medical Center and the Whitehead Institute at MIT. Mr. Fletcher is a graduate of Southern Illinois University (MBA), Carnegie Mellon University (Master’s Degree in International Finance), and George Washington University (BBA in Marketing) and was an instructor in International Business and was a PhD candidate at the Wharton School of Business. He also served as a Captain and jet pilot instructor in the United States Air Force.

Director since April 2022

Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Mr. Fletcher's wealth of experience in healthcare, his strategic insight and leadership qualify him to serve on our Board of Directors.

Wilhelmus Groenhuysen	Mr. Groenhuysen has served as a director of our company since October 2017. Mr. Groenhuysen served as Chief Financial Officer of NovoCure Limited (NovoCure) from 2012 until August 31, 2020, and has served as NovoCure's Chief Operating Officer since September 1, 2020. At NovoCure, Mr. Groenhuysen has global responsibility for supply chain, information technology, quality and strategy. From 2007 to 2011, Mr. Groenhuysen worked for Cephalon, Inc., a U.S. biopharmaceutical company, last serving as Executive Vice President and Chief Financial Officer, where he had responsibility for worldwide finance, commercial operations and risk management. Prior to joining Cephalon in 2007, Mr. Groenhuysen spent twenty years with Philips Electronics serving various assignments in Europe, Asia and the United States, the latest of which started in 2002 when he was promoted to Chief Financial Officer and Senior Vice President of Philips Electronics North America Corporation. Mr. Groenhuysen holds a Master's Degree in Business Economics from VU University Amsterdam and graduated as a Registered Public Controller at VU University Amsterdam.
Director since October 2017

Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Mr. Groenhuysen's experience as a public company chief operating officer and chief financial officer, his financial acumen and substantial industry experience qualifies him to serve on our Board of Directors.

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Sandra L. Helton	Ms. Helton has served as a director of our company since February 2018. Ms. Helton serves on the Board of Directors of Principal Financial Group (Principal), a global diversified financial institution, where she chairs the Audit Committee and serves on Principal’s Executive Committee and Finance Committee, which she previously chaired. Ms. Helton also serves on the Board of Directors of Covetrus, a worldwide animal health business, chairs their Audit Committee and serves on the Nominating and Governance Committee. Prior to the acquisition of Lexmark International Inc. in November 2016, she served on their Board of Directors and Finance and Audit Committee. Ms. Helton also served on the board of Covance Inc., a leading global drug development services company, prior to LabCorp acquiring the company in 2015. She chaired the Finance and Audit Committee and served on the Nominating and Governance Committee of Covance. Ms. Helton was Executive Vice President and Chief Financial Officer, and member of the Board of Directors, of Telephone and Data Systems, Inc. (TDS) from 1998 through 2006. Her responsibilities included strategic planning, finance and information systems, among other functions. Ms. Helton also served on the Boards of United States Cellular Corporation and Aerial Corporation, TDS’s publicly traded subsidiaries. Before TDS, Ms. Helton was Vice President, Corporate Controller of Compaq Computer Corporation. Prior to Compaq, Ms. Helton held over a dozen increasingly responsible positions during her 26-year tenure with Corning Incorporated. Ms. Helton serves on the Board of Northwestern Memorial Foundation. She previously served on the Board of Northwestern Memorial Health Care, a nationally recognized academic medical center, where she chaired the Audit Committee and was a member of the Executive, Finance and Investment Committees. Ms. Helton holds an S.M. in Finance from Massachusetts Institute of Technology’s Sloan School of Management and graduated with a B.S. in Mathematics from the University of Kentucky.
Director since February 2018

Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Ms. Helton’s global executive level experience in a variety of industries, along with her financial and accounting acumen, qualifies her to serve on our Board of Directors and as chair of our Audit Committee.

Tomas J. Heyman Director since December 2020
Mr. Heyman has served as a director of our company since December 2020. Mr. Heyman held a diverse range of leadership roles across legal, R&D, business development, general corporate management, and equity investments during his thirty-seven-year career with Johnson & Johnson. Most recently, from 2015 to 2019, Mr. Heyman served as president of JJDC, the venture capital group within Johnson & Johnson, where he managed approximately $1.5 billion of capital and oversaw investments in more than 120 companies. Prior to leading JJDC, Mr. Heyman led business development for Johnson & Johnson’s pharmaceutical group, Janssen, for twenty-three years. Mr. Heyman currently serves on the Board of Directors for Akero Therapeutics, Inc. (NASDAQ: AKRO), a cardio-metabolic biotechnology company, where he chairs Akero’s Corporate Governance and Nominating Committee and is a member of Akero’s Audit Committee. In addition, Mr. Heyman currently serves on the Board of Directors of Adagio Therapeutics Inc. (NASDAQ: ADGI), a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based solutions for infectious diseases with pandemic potential, where he chairs Adagio’s Corporate Governance and Nominating Committee and is a member of Adagio’s Audit Committee. Mr. Heyman graduated as Master of Law from the K.U. Leuven in Belgium. He continued with post-graduate studies in International Law in Geneva, Switzerland, and post-graduate studies in business management at the University of Antwerp in Belgium.

Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Mr. Heyman's diverse leadership experience within the pharmaceutical industry qualifies him to serve on our Board of Directors.

Peter K. Miller	See biography under "Executive Officers and Directors - Executive Officers" above.
Director since 2010
Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Mr. Miller's perspective and history as our Chief Executive Officer, as well as his executive, operational and commercial expertise, qualifies him to serve on our Board of Directors.

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Catherine E. Owen	Ms. Owen has served as a director of our company since July 2020. Ms. Owen is Senior Vice President, Major Markets at Bristol-Myers Squibb (BMS), overseeing commercial operations for the business in 18 countries including Japan, Germany, France, and others across Europe. Ms. Owen joined BMS in 2019 from Johnson & Johnson, where she served most recently as President of Janssen Immunology North America from 2018 to 2019, which launched new products in Crohn’s disease and psoriasis and led the development of J&J’s biosimilars strategy. Prior to leading Immunology, Ms. Owen was the President of the Infectious Diseases business in the US from 2016 to 2018, responsible for the HIV, RSV, Flu, and Hepatitis B pipeline. Prior to that Ms. Owen worked in various functions and businesses at J&J and led the launches of multiple products in both Europe and the US. Ms. Owen began her career in the pharmaceutical industry in 1992 at AstraZeneca in London as a production support pharmacist. Ms. Owen earned her Bachelor of Science degree in pharmacy from the University of Manchester and completed her registered pharmacy degree and was a member of the Royal Pharmaceutical Society, MRPhs. In 2019, in recognition of her efforts as a developer of talent, the Healthcare Businesswomen’s Association (HBA) named Ms. Owen an HBA Luminary.
Director since July 2020

Key Attributes, Skills and Experience: Our Nominating and Corporate Governance Committee and our Board of Directors believe that Ms. Owen's extensive commercial operations experience in the pharmaceutical industry qualifies her to serve on our Board of Directors.

Arrangements Relating to Election or Nomination of Directors
We committed to appoint two representatives from MVM Partners, LLP (MVM) to our Board of Directors based upon the level of MVM's participation in our underwritten public offering in November 2021. Drs. Bednarski and Dempsey are the two MVM representatives on our Board.
Mr. Fletcher was nominated by M. Kingdon Offshore Master Fund L.P., Velan Capital Partners LP and certain other affiliated investors and was appointed to the Board in connection with a Cooperation Agreement entered into by the Company and such investors.

Other than the appointment of Drs. Bednarski and Dempsey and Mr. Fletcher pursuant to the foregoing commitments, there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director or is being nominated as a director.

No Family Relationships
There are no family relationships between any of our executive officers and directors.
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STOCK OWNERSHIP

Stock Ownership of Directors, Officers and Principal Stockholders

The following table sets forth information known to us concerning the beneficial ownership of our common stock as of April 21, 2022 (unless otherwise indicated by footnote below) for:
•each of our named executive officers;
•each of our directors;
•all of our current directors and executive officers as a group; and
•each person, or group of affiliated persons, known by us to own beneficially more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC as indicated in the footnotes to the table below.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percent of Class (2)
Executive Officers and Directors (17) :
Peter K. Miller (3)	1,905,781	2.3%
Ramy A. Mahmoud, M.D., M.P.H.(4)	958,564	1.1%
Victor M. Clavelli(5)	147,547	*
Keith A. Goldan (6)	383,810	*
Michael F. Marino(7)	391,630	*
Joseph C. Scodari(8)	117,865	*
Wilhelmus Groenhuysen(9)	86,635	*
Sandra L. Helton(9)	86,635	*
Tomas J. Heyman(10)	28,879	*
Catherine E. Owen(11)	16,044	*
Eric Bednarski	—	*
Kyle Dempsey	—	*
R. John Fletcher	—	*
All executive officers and directors as a group (13 persons)(12)	4,123,390	4.8%

Greater Than 5% Stockholders:
Avista Capital Partners (13)	14,273,017	17.3%
MVM Partners (14)	12,500,000	15.1%
Entities affiliated with FMR LLC (15)	11,962,565	14.5%
Theodore H. Kruttschnitt, III (16)	4,166,176	5.0%
_______________
*    Represents less than 1% of the outstanding shares of the Company's common stock.
(1)Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (Exchange Act). A person or group is deemed to be the beneficial owner of any shares of our common stock over which such person or group has sole or shared voting or investment power, plus any shares which such person or group has the right to acquire beneficial ownership of within 60 days of April 21, 2022, whether through the exercise of options, vesting of restricted stock units or otherwise. Unless otherwise indicated in the footnotes, to our knowledge, each person or entity identified in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
(2)The beneficial ownership percentage is calculated for each person or group separately because shares of our common stock subject to options, restricted stock units or other rights to acquire our common stock that are currently exercisable or exercisable within 60 days of April 21, 2022 are considered outstanding only for the purpose of calculating the percentage ownership of the person or group holding such options, restricted stock units or other rights but not for the purpose of calculating the percentage ownership of any other person or group. As a result, the beneficial ownership percentage for each person or group is calculated by dividing (x) the number of shares reported in the table as beneficially owned by such person or group, by (y) 82,681,048 shares (which represents the number of
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shares of common stock that were outstanding as of April 21, 2022) plus the number of shares that such person or group has the right to acquire beneficial ownership of within 60 days of April 21, 2022 as indicated in the footnotes below.
(3)Consists of (i) 451,160 shares of common stock, (ii) options to purchase 1,329,584 shares of common stock exercisable within 60 days of April 21, 2022, (iii) 20,624 restricted stock units that vest within 60 days of April 21, 2022, and (iv) 104,413 shares of common stock held by the Deed of Trust of Peter K. Miller, dated October 13, 2014.
(4)Consists of (i) 85,934 shares of common stock, (ii) options to purchase 448,756 shares of common stock exercisable within 60 days of April 21, 2022, (iii) 9,375 restricted stock units that vest within 60 days of April 21, 2022, (iv) 172,421 shares of common stock held by The Ramy Mahmoud 2014 Trust for Cynthia Mahmoud, and (v) options held by The Ramy Mahmoud 2014 Trust for Cynthia Mahmoud to purchase 242,078 shares of common stock exercisable within 60 days of April 21, 2022.
(5)Consists of (i) 62,963 shares of common stock, (ii) options to purchase 77,500 shares of common stock exercisable within 60 days of April 21, 2022, and (iii) 7,084 restricted stock units that vest within 60 days of April 21, 2022.
(6)Consists of (i) 29,713 shares of common stock, (ii) options to purchase 348,853 shares of common stock exercisable within 60 days of April 21, 2022, and (iii) 5,244 restricted stock units that vest within 60 days of April 21, 2022.
(7)Consists of (i) 37,532 shares of common stock, (ii) options to purchase 348,854 shares of common stock exercisable within 60 days of April 21, 2022, and (iii) 5,244 restricted stock units that vest within 60 days of April 21, 2022.
(8)Consists of (i) 31,230 shares of common stock and (ii) options to purchase 86,635 shares of common stock exercisable within 60 days of April 21, 2022.
(9)Consists of options to purchase 86,635 shares of common stock exercisable within 60 days of April 21, 2022.
(10)Consists of options to purchase 28,879 shares of common stock exercisable within 60 days of April 21, 2022.
(11)Consists of options to purchase 16,044 shares of common stock exercisable within 60 days of April 21, 2022.
(12)Consists of (i) 975,366 shares of common stock, (ii) 3,100,453 shares of common stock subject to options that are exercisable within 60 days of April 21, 2022, and (iii) 47,571 restricted stock units that vest within 60 days of April 21, 2022.
(13)Based on Amendment No. 3 to the Schedule 13-G filed by Avista Capital Partners II GP, LLC on February 8, 2022. Consists of (i) 10,136,374 shares of common stock held by Avista Capital Partners II, L.P., (ii) 3,328,648 shares of common stock held by Avista Capital Partners (Offshore) II, L.P., and (iii) 807,995 shares of common stock held by Avista Capital Partners (Offshore) II-A, L.P. Avista Capital Partners II GP, LLC serves as the general partner of Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P. and Avista Capital Partners (Offshore) II-A, L.P. By virtue of these relationships, Avista Capital Partners II GP, LLC may be deemed to share beneficial ownership of the 10,136,374 shares of Common Stock held by Avista Capital Partners II, L.P., the 3,328,648 shares of Common Stock held by Avista Capital Partners (Offshore) II, L.P., and the 807,995 shares of Common Stock held by Avista Capital Partners (Offshore) II-A, L.P. Voting and disposition decisions at Avista Capital Partners II GP, LLC with respect to those shares are made by an investment committee. Each of the members of the investment committee disclaims beneficial ownership of these securities. The address for each of these individuals and entities is c/o Avista Capital Partners, 65 East 55th Street, 18th Floor, New York, NY 10022.
(14)Based on the Schedule 13D filed by MVM Partners LLP on December 27, 2021. Consists of (i) 12,247,476 shares of common stock held by MVM V LP, and (ii) 252,524 shares of common stock held by MVM GP (No. 5) LP. MVM Partners LLP provides investment advisory services to MVM V LP and MVM GP (No. 5) LP, and in such capacity MVM Partners LLP has voting and dispositive power over such shares. Investment decisions for MVM V LP and MVM GP (No. 5) LP are made by an investment committee. The address for each of these entities is 30 St. George Street, London, United Kingdom W1S SFH.
(15)Based on Amendment No. 5 to the Schedule 13-G filed by FMR LLC on February 9, 2022. Shares are held by accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company LLC ("FMR Co. LLC"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(16)Based on the 13G filed by Theodore H. Kruttschnitt, III on April 13, 2022. The address of the principal business office of Theodore H. Kruttschnitt, III, is 3000 Ralston Avenue, Hillsborough, CA 94010.
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(17)The address for each of our executive officers and directors is c/o Optinose, 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Board of Directors has determined that each director during the last fiscal year and each of our current directors, with the exception of Mr. Miller, is an "independent" director within the meaning of applicable rules and regulations of the Nasdaq Stock Market LLC (Nasdaq) and the SEC. In making its independence determinations, our Board of Directors considers the relationship that each of our directors and director nominees has with our Company and all other facts and circumstances that the Board of Directors deems relevant. In connection with its assessment, our Board of Directors considered (i) each director's beneficial ownership of our common stock reported in the "Stock Ownership" section of this Proxy Statement, and (ii) with respect to Drs. Bednarski and Dempsey, who were appointed to our Board of Directors in December 2021 pursuant to our commitment to appoint two representatives of MVM Partners, LLP (MVM) to our Board as reported in "Directors - Arrangements Relating to Election or Nomination of Directors", their positions as partners of MVM and the surrender of their compensation for service on our Board of Directors to MVM. Based on its assessment, our Board of Directors concluded that none of our directors, other than Mr. Miller, has a relationship that would interfere with his/her exercise of independent judgment in carrying out the responsibilities of a director.
Our Board of Directors has also determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by applicable rules and regulations of Nasdaq and the SEC.

Stockholders' Agreement

We are a party to a Stockholders' Agreement with Avista Capital that provides, among other things, that Avista Capital has the right to designate for nomination by our Board of Directors upon the recommendation of our Nominating and Corporate Governance Committee:
•three directors to our Board of Directors for so long as Avista Capital owns 27.5% or more of our then-outstanding shares of common stock; provided, however, that one such director must not be an employee or partner of Avista Capital, must qualify as an independent director under the Nasdaq listing rules and must be reasonably acceptable to our Board of Directors;
•two directors to our Board of Directors for so long as Avista Capital owns less than 27.5% but 17.5% or more of our then-outstanding shares of common stock; and
•one director to our Board of Directors for so long as Avista Capital owns less than 17.5% but 7.5% or more of our then-outstanding shares of common stock.
We are required to take all necessary action to ensure the composition of our Board of Directors as set forth above. Pursuant to the terms of the Stockholders' Agreement, at least a majority of the members of each of our standing committees must be composed of non-Avista Capital nominees.
There are currently no Avista Capital nominees serving on our Board of Directors. To our knowledge, Avista Capital beneficially owned 17.30% of our shares of common stock as of April 1, 2022.

Board Leadership Structure and Role in Risk Oversight

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Our Board's Leadership Structure
Our Board of Directors is currently chaired by Mr. Scodari. At this time, our Board of Directors believes that separation of the positions of chairman and chief executive officer reinforces the independence of our Board of Directors from management, creates an environment that encourages objective oversight of management's performance and enhances the effectiveness of our Board of Directors as a whole.
Role of the Board in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through the three standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. For example:
•Our Audit Committee oversees management of financial reporting, compliance and litigation risks that could have a significant impact on our financial results, including risks related to securities, accounting and tax matters, as well as the steps management has taken to monitor and control such exposures.
•Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for our company.
•Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board of Directors, potential conflicts of interest and the effectiveness of our Board of Directors.

Board Meetings

Our Board of Directors held nine meetings during 2021. Each director attended at least 75% of the total number of meetings of the Board of Directors and committee meetings of which such director was a member during 2021. All directors are encouraged, but not required, to attend the annual meeting of stockholders. All six (6) of our then-serving directors attended our 2021 Annual Meeting of Stockholders.
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Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates pursuant to a written charter that has been approved by our Board of Directors. These charters are available on the "Investors — Corporate Governance" section of our website at www.optinose.com. Each committee annually reviews and assesses its charter. From time to time, our Board of Directors may also appoint ad hoc committees for specific matters.
Below is a summary of our committee structure and membership information.

Current Committee Membership
Board Member	Independent Director	Audit	Compensation	Nominating and Corporate Governance

Joseph C. Scodari*	«	«	«	«
Chairman of the Board				Chair

Eric Bednarski	«			«

Kyle Dempsey	«		«

Wilhelmus Groenhuysen*	«	«	«

Sandra L. Helton*	«	«
Chair
Tomas J. Heyman	«			«

Catherine E. Owen	«		«
Chair
_____________
* Director nominee for re-election to our Board of Directors at the Annual Meeting.
Audit Committee
Our Audit Committee consists of Ms. Helton and Messrs. Groenhuysen and Scodari, and is chaired by Ms. Helton. The primary purpose of our Audit Committee is to assist our Board of Directors by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by our Board of Directors. Our Audit Committee is responsible for, among other things:
•appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;
•approving in advance all audit services and non-audit services to be provided to us by our independent registered public accounting firm;
•discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;
•reviewing with management its assessment of our internal control over financial reporting and disclosure controls and procedures;
•overseeing our financial risk assessment and risk management processes;
•reviewing and monitoring, as appropriate, litigation, inquiries from regulatory or governmental agencies or other legal matters that could have a significant impact on the Company's financial results, and significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the SEC or the Internal Revenue Service;
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•receiving periodic reports from the Company's Chief Legal Officer and Chief Compliance Officer regarding the Company's activities in the area of corporate compliance and the instances of non-compliance with legal or regulatory requirements that may have a material impact on the Company's financial results, business operations or public image;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, or misconduct allegations that relate to the CEO, senior executives (C-Suite) or finance executives;
•reviewing and ratifying major tax planning activities;
•reviewing management's proposed annual budget;
•reviewing and ratifying related party transactions, based on the standards set forth in our related party transactions policy; and
•preparing and approving the Audit Committee report required to be included in our annual proxy statement.
Our Board of Directors has determined that each member of the Audit Committee satisfies the financial literacy and sophistication requirements of the SEC and applicable Nasdaq listing rules. In addition, our Board of Directors has determined that each of Ms. Helton and Mr. Groenhuysen qualifies as an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (Securities Act).
Our Audit Committee met five times during 2021. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
Compensation Committee
Our Compensation Committee consists of Ms. Owen, Dr. Dempsey and Messrs. Groenhuysen and Scodari, and is chaired by Ms. Owen. The primary purpose of our Compensation Committee is to review the performance and development of our management in achieving corporate goals and objectives and assure that our executive officers, including our chief executive officer (CEO), are compensated effectively and in a manner consistent with our strategy, competitive practice and stockholder interests, as well as such other matters as directed by our Board of Directors. Our Compensation Committee is responsible for, among other things:
•annually reviewing and recommending to our Board of Directors for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO's and other executive officers' performance in light of those goals and objectives;
•determining and approving compensation levels, including salary, cash, equity-based incentive awards and any personal benefits, of our executive officers other than our CEO;
•reviewing our CEO's compensation, including salary, cash, equity-based incentive awards and any personal benefits, and making recommendations to our Board of Directors;
•reviewing and making changes to pre-approved salary ranges, salary increases, equity awards, incentive payments and pre-approved equity ranges for new hires, and making material changes to benefits offered to our employees;
•administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time, including the determination whether to approve smaller increases in the number of shares reserved under our Amended and Restated 2010 Stock Incentive Plan and 2017 Employee Stock Purchase Plan than those that automatically occur each year pursuant to the "evergreen" provisions of such plans;
•establishing policies and making recommendations to our Board of Directors regarding director compensation; and
•overseeing risks and exposures associated with compensation plans and arrangements.
The agenda for each meeting of the Compensation Committee is usually developed by the chair of the Compensation Committee in consultation with our Chief Executive Officer, Chief Human Resources Officer and Chief Legal Officer. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. No officer participates in, or is present during, any deliberations or determinations of the Compensation Committee regarding
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the specific compensation for such officer or employee. Our CEO provides recommendations to our Compensation Committee with respect to executive and employee compensation, other than his own compensation. The Compensation Committee takes into consideration our CEO's input in granting annual bonuses or equity awards and setting compensation levels.
The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.
The Compensation Committee engaged Pearl Meyer & Partners, LLC, (Pearl Meyer) an independent compensation consultant, during 2021 to provide comparative data on executive, non-executive and non-employee director compensation practices in our industry and to advise the Compensation Committee on our executive, non-executive and non-employee director compensation, equity and benefit programs generally. The Compensation Committee retains the sole authority to direct, terminate or engage Pearl Meyer services. Other than the services for which Pearl Meyer was engaged by the Compensation Committee, Pearl Meyer did not provide any other services to the Company or its affiliates during 2021.
The Compensation Committee may form and delegate any or all of its duties or responsibilities to a subcommittee of the Compensation Committee, to the extent consistent with our Certificate of Incorporation, Bylaws, Nasdaq listing rules and applicable laws.
Our Compensation Committee met seven times during 2021.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Scodari, Bednarski and Heyman, and is chaired by Mr. Scodari. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•assessing the need for new directors and developing and submitting to our Board of Directors for its adoption a list of selection criteria for new directors to serve on our Board of Directors;
•identifying, reviewing and evaluating candidates, including candidates submitted by stockholders, for election to our Board of Directors and recommending to our Board of Directors (i) nominees to fill vacancies or new positions on our Board of Directors and (ii) the slate of nominees to stand for election by our stockholders at each annual meeting of stockholders;
•developing, recommending, overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;
•annually recommending to our Board of Directors (i) the assignment of directors to serve on each committee; (ii) the chairperson of each committee and (iii) the chairperson of our Board of Directors or lead independent director, as appropriate;
•reviewing the adequacy of our Certificate of Incorporation and Bylaws and recommending to our Board of Directors, as conditions dictate, amendments for consideration by the stockholders;
•reviewing our Code of Business Conduct and Ethics and recommending any changes to our Board of Directors; and
•implementing policies with respect to risk oversight, assessment and management of risk associated with the independence of our Board of Directors, potential conflicts of interest and the effectiveness of our Board of Directors.
Our Nominating and Corporate Governance Committee met two times during 2021.

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Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of our Board of Directors, advisors and stockholders. Any suggested director candidate, together with appropriate biographical information, should be submitted to the Chairman of our Nominating and Corporate Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.
Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board of Directors. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting our Company, experience on other boards of directors preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to our Board of Directors and to our Company.
Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board of Directors for consideration. The full Board of Directors selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at our annual meeting of stockholders.
A stockholder wishing to nominate a person for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairman of our Nominating and Corporate Governance Committee (c/o the Corporate Secretary at OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067), providing:
•all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
•a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner or stockholder associated person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
•a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request to our Corporate Secretary;
•all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to our Bylaws if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors in accordance with our Bylaws; and
•such additional information that we may reasonably request to determine the eligibility or qualifications of such person to serve as a director or an independent director of our Company, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director.
Pursuant to our Bylaws, the submission must be received at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that there was no annual meeting in the prior year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company).
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Stockholder Communications with Directors

Persons wishing to write to our Board of Directors, or to a specified director or committee of our Board of Directors, should send correspondence to our Corporate Secretary at OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067. Electronic submissions of stockholder correspondence will not be accepted.
Our Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board of Directors or to the affairs of our Company. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board of Directors.

Board Diversity

Board Diversity Matrix (as of April 26, 2022)
Board Size:
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	2	7	—	—
Number of Directors who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Persons with Disabilities	—
Did Not Disclose Demographic Background	—

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed fiscal year, on any other entity's board of directors, compensation committee or other committee serving an equivalent function that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

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Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (the Code of Conduct) applicable to all of our employees, executive officers and directors. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Our Code of Conduct is available on the "Investors —Corporate Governance" section of our website at www.optinose.com.
Our Nominating and Corporate Governance Committee is responsible for overseeing our Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. We intend to disclose any future amendments to, or waivers from, our Code of Conduct within four business days of the waiver or amendment through a posting on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that are designed to help ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, succession planning and the annual evaluations of our Board of Directors and its committees. Our Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee and amended by our Board of Directors when appropriate. The full text of our Corporate Governance Guidelines is available on the "Investors —Corporate Governance" section of our website at www.optinose.com.

Hedging and Pledging Prohibition

Under our Insider Trading Policy, our directors, officers and employees (and such individuals’ family members, other members of their household and any person or entity whose transactions in our securities are subject to such individuals’ control or influence) are strictly prohibited from engaging the following transactions at any time: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account or pledge our securities to secure margin or other loans; and (iv) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

Audit Committee Report

The Audit Committee assists our Board of Directors in overseeing and monitoring the Company’s accounting, financial reporting and internal audit processes and the external audit of the Company’s financial statements. The Audit Committee operates pursuant to a written charter that is available on the "Investors - Corporate Governance" section of our website at www.optinose.com.
Our management is responsible for preparing our consolidated financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP (EY), our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee is responsible for assisting our Board of Directors in overseeing the conduct of these activities by management and the independent auditor. In fulfilling its oversight responsibilities with respect to our audited consolidated financial statements for the year ended December 31, 2021, the Audit Committee took the following actions:
•reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2021;
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•discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the SEC;
•discussed with EY their independence, and received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence; and
•discussed with EY, with and without management present, the scope and results of EY’s audit of the Company's consolidated financial statements for the year ended December 31, 2021, including a discussion of the quality, not just acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.
Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that such audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Members of the Audit Committee
Sandra L. Helton (Chairperson)
Wilhelmus Groenhuysen
Joseph C. Scodari

RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

We maintain a related party transactions policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. Pursuant to this policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our executive officers, directors, director nominees or holders of more than 5% of our capital stock, or any affiliate or member of their immediate family, is a participant. If a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, members of management or our directors must present information regarding the proposed related party transaction to our Audit Committee or, where review by our Audit Committee would be inappropriate due to a conflict of interest, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management's recommendation. In considering whether to approve any proposed related party transactions, our Audit Committee or another independent body of our Board of Directors will take into account the relevant available facts and circumstances, including:
•the materiality and character of the related person's interest in the transaction;
•the commercial reasonableness of the terms of the transaction;
•the benefit and perceived benefit, or lack thereof, to us;
•the opportunity costs of alternate transactions; and
•the actual or apparent conflicts of interest of the related person.
The arrangement described below under the "Certain Relationships and Related Party Transactions - Blink Health: Pharmacy Services" was approved in accordance with our related party transaction policy. All of the other arrangements described below under "Certain Relationships and Related Party Transactions" were originally entered into prior to the adoption of this policy in connection with our initial public offering in October 2017. Although prior to the adoption of this policy we did not have a written policy for the review and approval of transactions with related persons, our Board of Directors historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described below. Prior to approving such a transaction, the material facts as to a director's or officer's relationship or interest in the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors took this information into account when
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evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of our stockholders.

Certain Relationships and Related Party Transactions

The following includes a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements that are described in the "Executive Compensation" and "Director Compensation" sections of this Proxy Statement.

Blink Health: Pharmacy Services
We are party to various service agreements with Blink Health Ltd. (Blink). Blink is part of the XHANCE Preferred Pharmacy Network (PPN) that provides patient support services, such as patient intake, benefit investigation, prior authorizations support, copay support, and patient assistance. In addition, Blink administers our copay assistance program for patients that fill their XHANCE prescriptions through Blink's network of pharmacy providers. During the years ended December 31, 2020 and 2021, we paid Blink $262,609 and $1,016,422, respectively, for these services. Mr. William Doyle, a member of our board of directors from 2010 until his resignation in December 2020, serves as Executive Chairman of Blink Health Ltd. See the "Corporate Governance and Board Matters - Director Independence" section of this Proxy Statement for a description of the relationship between Blink and our former Board member, Mr. Doyle.
Second Amended and Restated Registration Rights Agreement
We are party to a Second Amended and Restated Registration Rights Agreement, which we amended in connection with our initial public offering in October 2017 (as amended, the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, certain holders of shares of our common stock have registration rights. After registration of these shares of common stock pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. The registration rights will terminate with respect to each stockholder on the date on which such stockholder ceases to beneficially own more than one percent of our shares of common stock then outstanding or can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act.
Stockholders' Agreement
We entered into a Stockholders' Agreement with Avista Capital in connection with our initial public offering in October 2017. See the "Corporate Governance and Board Matters - Stockholders' Agreement" section of this Proxy Statement for a summary of certain terms of the agreement.
Director and Officer Indemnification Arrangements
We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification, expense advancement and limitations of liability provided for in our Certificate of Incorporation and our Bylaws. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We also maintain a directors' and officers' insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2021 are:
▪Peter K. Miller, our Chief Executive Officer;
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▪Ramy A. Mahmoud, our President and Chief Operating Officer;
▪Victor M. Clavelli, our Chief Commercial Officer;
▪Keith A. Goldan, our Chief Financial Officer; and
▪Michael F. Marino, our Chief Legal Officer and Corporate Secretary
Summary Compensation Table
The following table provides information regarding the compensation awarded to, earned by or paid to our named executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter K. Miller	2021	636,593	$—	690,301	674,839	248,271	12,368	2,262,372
Chief Executive Officer	2020	618,051	—	1,441,669	658,064	369,595	12,168	3,099,547

Ramy A. Mahmoud	2021	503,933	—	351,000	343,138	151,180	23,441	1,372,692
President and Chief Operating Officer	2020	489,255	—	630,667	246,774	225,057	23,241	1,614,994

Victor M. Clavelli	2021	448,050	—	187,199	183,007	120,974	9,705	948,935
Chief Commercial Officer	2020	380,625	—	324,600	411,805	156,900	12,040	1,285,970

Keith A. Goldan	2021	428,349	—	187,199	183,007	115,654	12,368	926,577
Chief Financial Officer	2020	415,873	—	165,367	150,861	172,171	12,168	916,440

Michael F. Marino	2021	431,628	—	187,199	183,007	116,539	12,368	930,741
Chief Legal Officer and Corporate Secretary	2020	419,056	—	165,367	150,861	173,489	12,168	920,941
________________________________________________________________________________________________________________________
(1)The amounts in this column represent the aggregate grant date fair value of the restricted stock unit grants (RSUs), calculated in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification, or ASC, Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the executive in connection with his RSU awards. The assumptions made in valuing the RSUs reported in this column are described in our audited consolidated financial statements (Note 3. Summary of Significant Accounting Policies - Stock-based compensation and Note 13, Stock-based Compensation) included in our Annual Report on Form 10-K for the year-ended December 31, 2021, as filed with the SEC. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based upon the probable outcome of the performance conditions. RSU awards with performance conditions that have been deemed not probable of achievement as of the grant date have not been included in this column as no compensation expense has been recognized under ASC Topic 718 during the year ended December 31, 2021. The grant date fair value of such excluded RSUs with performance conditions, assuming achievement of the highest level of performance conditions, are $939,176, $529,168, $216,400, $330,372, and $330,372 for Mr. Miller, Dr. Mahmoud, Mr. Clavelli, Mr. Goldan and Mr. Marino, respectively.
(2)The amounts in this column represent the aggregate grant date fair value of the options grants, calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the executive in connection with his option awards. The assumptions made in valuing the option awards reported in this column are described in our audited consolidated financial statements (Note 3. Summary of Significant Accounting Policies - Stock-based compensation and Note 13, Stock-based Compensation) included in our Annual Report on Form 10-K for the year-ended December 31, 2021, as filed with the SEC.
(3)The amounts in this column represent performance bonuses earned by the named executive officers in the year shown based upon the achievement of pre-established performance objectives. See "— Non-Equity Incentive Plan Compensation" below.
(4)The amounts in this column include matching contributions to the named executive officers’ accounts under our 401(k) plan and premiums paid with respect to life insurance for the benefit of the named executive officers. The 401(k) matching contribution was $11,600 and $11,400 for 2021 and 2020, respectively, for each of our named executive officers other than Mr. Clavelli. The 401(k) matching contribution for Mr Clavelli was $9,065 and $11,400 for 2021 and 2020, respectively. Additionally, the amount in this
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column for Dr. Mahmoud includes a payment of $11,073 in both 2021 and 2020 related to a life insurance policy for certain additional life insurance benefits pursuant to the terms of his employment agreement as described below under "Employment Agreements."
Elements of Compensation
2021 Base Salaries
Effective as of January 1, 2021, the annual base salaries for each of Messrs. Miller, Mahmoud, Goldan, Marino and Clavelli were increased by 3% to $636,593, $503,933, $428,349, $431,628 and $448,050, respectively.

2022 Base Salaries

Each of our named executive officers agreed to forgo a base salary increase for 2022 in furtherance of our broader goals to preserve cash.
Non-Equity Incentive Plan Compensation
Each of our executive officers is eligible to receive an annual performance bonus based on the achievement of corporate objectives as determined by our Board of Directors or Compensation Committee. Each executive officer is assigned a target bonus expressed as a percentage of his base salary. The target bonus amounts for 2021 were as follows: 65% for Mr. Miller , 50% for Dr. Mahmoud, and 45% for Messrs. Goldan, Marino and Clavelli. Actual performance bonus payments under the plan may be 0-150% of the target bonus amount based on the level of achievement of corporate objectives for the year, as determined by our Board of Directors or Compensation Committee. For 2021, the corporate objectives, consisted primarily of: (i) 2021 XHANCE net revenue targets; (ii) completion dates for our chronic sinusitis trials; (iii) securing the supply chain and ensuring business continuity; (iv) improving business process to compliantly excel as a publicly-traded commercial company; (v) real world evidence generation to further differentiate XHANCE; (vi) pipeline and strategies to enhance enterprise value; and (vii) nurturing an environment in which people love to work. In the first quarter of 2022, the Compensation Committee assessed our level of achievement of the plan objectives. Although the level of achievement of plan objectives would have resulted in a higher payout, our Compensation Committee reduced each executive officer's payout to 60% of target. The Compensation Committee elected to reduce payouts because the Company did not achieve at least $80 million of XHANCE net revenues in 2021, because of the degree to which the trading price of the Company's common stock decreased in 2021 and to preserve cash. Actual bonus amounts paid with respect to 2021 performance are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

Option Awards and Restricted Stock Units Granted During 2021

On March 4, 2021, Mr. Miller and Dr. Mahmoud were granted non-qualified options to purchase 295,000 and 150,000 shares of our common stock, respectively, with an exercise price of $3.51 per share, which was equal to the closing price of our common stock on the date of grant. Messrs. Goldan, Marino and Clavelli were each granted non-qualified options to purchase 80,000 shares of our common stock, with an exercise price of $3.51 per share, which was equal to the closing price of our common stock on the date of grant. Subject to the executive's continued employment on each applicable vesting date, 25% of the shares underlying these options vested on March 4, 2022, with the remainder vesting in equal monthly installments thereafter through March 4, 2025.

On March 4, 2021, grants of restricted stock units were also made to our named executive officers. Mr. Miller and Dr. Mahmoud were granted 196,667 and 100,000 restricted stock units of our common stock, respectively. Messrs. Goldan, Marino and Clavelli were each granted 53,333 restricted stock units of our common stock. Subject to the executive's continued employment on each applicable vesting date, 25% of the restricted stock units vested on March 15, 2022, with the remainder vesting in equal quarterly installments thereafter through March 15, 2025.
401(k) Plan
We currently maintain a defined contribution 401(k) retirement plan for all our employees in the United States, including our named executive officers. Employees are eligible to participate in the 401(k) Plan on the first month following their date of hire. Under the terms of the 401(k) Plan, participating employees may defer up to 100% of their salary on either a pre-tax or post-tax Roth basis, up to applicable statutory limits. We currently match employee pre-tax and Roth contributions to the 401(k) Plan, up to a safe harbor match. The match is 100% of every dollar of the first 3% of the employee’s contribution and then 50% on the next 2% of the employee’s pre-tax and post-tax Roth contributions. This allows for a maximum match equal to 4% of eligible compensation, provided such employees contribute 5%. Matching contributions are subject to Internal Revenue Service limits. Employee contributions and our company safe harbor matching contributions to the 401(k) Plan vest immediately.

In addition to the traditional pre-tax and Roth contribution options, in 2021, we rolled out an after-tax contribution with Roth conversion option to all employees. After-tax contributions are subject to the IRS415(c) Annual Additions Limit. Highly
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compensated employees were eligible to participate up to a maximum contribution of $10,000 for 2021. Dr. Mahmoud and Mr. Goldan each contributed $10,000 in 2021. Contribution limits for highly compensated employees are set annually.
2017 Employee Stock Purchase Plan
We maintain an employee stock purchase plan. Generally, all eligible employees, including our named executive officers, employed by us or by any of our participating affiliates, may participate in our 2017 Employee Stock Purchase Plan (2017 ESPP) and may contribute through payroll deductions up to 15% of their eligible compensation for the purchase of our common stock under the 2017 ESPP. Unless otherwise determined by our Board of Directors or Compensation Committee, the purchase price per share of our common stock under the 2017 ESPP is 85% of the lesser of the average of the high and low sales price of our common stock on (i) the first trading day of the relevant offering period and (ii) the last trading day of the relevant offering period. No employee may purchase shares of our common stock in any calendar year under the 2017 ESPP having an aggregate fair market value in excess of $25,000, determined as of the first trading day of the offering period. For the offering period ended June 30, 2021, Mr. Miller purchased 6,038 shares under the 2017 ESPP at a per share purchase price of $2.72.
Employee Benefits and Perquisites
Our executive officers are eligible to participate in our health and welfare programs to the same extent as all full-time employees generally and accrue 160 hours (20 days) of paid vacation annually in accordance with our vacation policy, which includes an ability to carry over vacation time into the next year, up to a maximum of 1.5 times the total annual accrual. We also provide our executive officers and other employees with term life insurance and disability insurance at our expense. In addition, Dr. Mahmoud receives certain additional life insurance benefits pursuant to the terms of his employment agreement as described below under "Employment Agreements."
Employment Agreements
We have entered into an employment agreement with each of our executive officers. The employment agreements will continue until either we or the executive terminate his employment with us. The employment agreements provide that the executive will receive a base salary, be eligible to receive an annual cash bonus contingent upon the attainment of certain company milestones and/or individual objectives, be eligible to receive annual equity awards based on our and his performance and be eligible to participate in our other short-term and long-term incentive programs. Pursuant to the employment agreements, each executive's base salary and target bonus will be reviewed periodically by our Compensation Committee or Board of Directors. The employment agreements also provide for certain termination benefits, which are described below in the section entitled "Potential Payments Upon a Termination or Change of Control."

Further, each such executive's employment agreement contains restrictive covenants relating to non-disclosure of confidential information, mutual non-disparagement, assignment of inventions, non-competition and non-solicitation of employees, customers and suppliers. The non-competition and non-solicitation restrictive covenants run for a period of time following the executive's termination of employment, as set forth in the following schedule:

Restricted Period Following Termination by us without Cause or by the Executive for Good Reason, in each case within three (3) months prior to a Change of Control or eighteen (18) months after a Change of Control
Restricted Period Following a Termination for Other Reasons
Mr. Miller	Twenty-four (24) months	Nine (9) months
Dr. Mahmoud	Twenty-one (21) months	Nine (9) months
Messrs. Clavelli, Goldan and Marino	Eighteen (18) months	Nine (9) months

Dr. Mahmoud's employment agreement also requires us to pay the premiums for a term life insurance policy for him that has a death benefit equal to approximately $3.0 million, and a whole life insurance policy for him that has a death benefit equal to approximately $1.0 million.

Mr. Clavelli’s employment agreement requires us to pay certain relocation benefits should he relocate to the Yardley, Pennsylvania area no later than December 31, 2022.

Retention Agreement with Mr. Marino

On March 8, 2022, we entered into a Retention Agreement with Mr. Marino. The Retention Agreement provides that we will pay Mr. Marino a retention bonus of $100,000 (the "Retention Bonus") in the event Mr. Marino remains employed with us until
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January 15, 2023. In the event Mr. Marino’s employment is terminated by us without “cause” or by Mr. Marino for “good reason” (as defined in the Retention Agreement) prior to January 15, 2023, the Retention Bonus shall become payable.
Potential Payments Upon a Termination or Change of Control
Peter K. Miller

Pursuant to his employment agreement with us, if Mr. Miller's employment is terminated by us without "cause" or by Mr. Miller for "good reason," each as defined in the employment agreement, then Mr. Miller is entitled to receive the following severance benefits, subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in his employment agreement:

•An amount equal to 100% of his base salary and target bonus opportunity at the rate in effect on his date of termination, payable in accordance with our normal payroll practices over the twelve (12) month period following termination; and

•continuation of coverage under our group health insurance plan under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) at active employee rates beginning on the first day of the month following his termination date and continuing for a period of twelve (12) months at the same level of coverage he elected during his employment and on the same terms and conditions generally afforded to active employees, provided he and his eligible dependents enroll with our COBRA administrator within sixty (60) days after his termination date.

Pursuant to his employment agreement with us, if Mr. Miller's employment is terminated by us without "cause" or by Mr. Miller for "good reason," in each case, within three (3) months prior to a "change of control" (as defined in our Amended and Restated 2010 Stock Incentive Plan (2010 Plan)), or eighteen (18) months after a “change of control,” then Mr. Miller is entitled to receive the following severance benefits, subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in his employment agreement:

•an amount equal to 200% of Mr. Miller’s base salary and target bonus opportunity at the rate in effect on his date of termination, payable in a single lump sum cash payment;

•an amount equal to Mr. Miller’s pro rata annual cash bonus for the year in which the termination of employment occurs, which will be equal to the greater of (x) his target annual cash bonus opportunity for the year in which termination of employment occurs, multiplied by a fraction, the numerator of which is the number of days in which he was employed by Company during the year in which the termination of employment occurs, and the denominator of which is three hundred sixty-five (365), and (y) an annualized amount of bonus for such year as determined by the Board in good faith based on the achievement of objectives up to the change of control, multiplied by a fraction, the numerator of which is the number of days in which he was employed by Company during the year in which the termination of employment occurs, and the denominator of which is three hundred sixty-five (365). Such pro rata bonus would be payable in a single lump sum cash payment;

•continuation of coverage under our group health insurance plan through COBRA at active employee rates for a period of eighteen (18) months at the same level of coverage he elected during his employment and on the same terms and conditions generally afforded to active employees, provided he and his eligible dependents enroll with our COBRA administrator within sixty (60) days after the termination date;

•following the expiration of the 18-month COBRA subsidy period, Mr. Miller is entitled to an additional lump sum, equivalent to the value of the then-in effect premium for the health insurance coverages and coverage level in which he was enrolled while participating in COBRA for a period of six (6) months, less applicable income and employment taxes and withholdings; and

•all of Mr. Miller's then-outstanding equity awards granted to him by us will become immediately vested.

To the extent Mr. Miller’s employment is terminated by us without “cause” or by Mr. Miller for “good reason,” in each case, at any time following a “change of control,” without limiting any severance benefits specified above, Mr. Miller shall receive twelve (12) months of vesting acceleration with respect to all of Mr. Miller’s then-outstanding equity awards granted to him by us or assumed, continued or substituted for by the acquiring entity in such “change of control” transaction.
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Ramy A. Mahmoud
Pursuant to his employment agreement with us, if Dr. Mahmoud's employment is terminated by us without "cause" or by Dr. Mahmoud for "good reason," each as defined in the employment agreement, then Dr. Mahmoud is entitled to receive the following severance benefits, subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in his employment agreement:

•an amount equal to 100% of his base salary and target bonus opportunity at the rate in effect on his date of termination, payable in accordance with our normal payroll practices over the twelve (12) month period following termination; and

•continuation of coverage under our group health insurance plan under COBRA at active employee rates beginning on the first day of the month following his termination date and continuing for a period of twelve (12) months at the same level of coverage he elected during his employment and on the same terms and conditions generally afforded to active employees, provided he and his eligible dependents enroll with our COBRA administrator within sixty (60) days after the Executive’s termination date.

Pursuant to his employment agreement with us, if Dr. Mahmoud's employment is terminated by us without "cause" or by Dr. Mahmoud for "good reason," in each case, within three (3) months prior to a "change of control" (as defined in the 2010 Plan), or eighteen (18) months after a “change of control,” then Dr. Mahmoud is entitled to receive the following severance benefits, subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in his employment agreement:

•an amount equal to 175% of Dr. Mahmoud's base salary and target bonus opportunity at the rate in effect on his date of termination, payable in a single lump sum cash payment;

•an amount equal to Dr. Mahmoud’s pro rata annual cash bonus for the year in which the termination of employment occurs, which will be equal to the greater of (x) his target annual cash bonus opportunity for the year in which termination of employment occurs, multiplied by a fraction, the numerator of which is the number of days in which he was employed by Company during the year in which the termination of employment occurs, and the denominator of which is three hundred sixty-five (365), and (y) an annualized amount of bonus for such year as determined by the Board in good faith based on the achievement of objectives up to the change of control, multiplied by a fraction, the numerator of which is the number of days in which he was employed by Company during the year in which the termination of employment occurs, and the denominator of which is three hundred sixty-five (365). Such pro rata bonus would be payable in a single lump sum cash payment;

•continuation of coverage under our group health insurance plan through COBRA at active employee rates for a period of eighteen (18) months at the same level of coverage he elected during his employment and on the same terms and conditions generally afforded to active employees, provided he and his eligible dependents enroll with our COBRA administrator within sixty (60) days after the termination date (the “COBRA Subsidy Period”);

•following the expiration of the 18-month COBRA Subsidy Period, Dr. Mahmoud is entitled to an additional lump sum, equivalent to the value of the then-in effect premium for the health insurance coverages and coverage level in which he was enrolled while participating in COBRA for a period of three (3) months, less applicable income and employment taxes and withholdings; and

•all of Dr. Mahmoud's then-outstanding equity awards granted to him by us will become immediately vested.

To the extent Dr. Mahmoud's employment is terminated by us without “cause” or by Dr. Mahmoud for “good reason,” in each case, at any time following a “change of control,” without limiting any severance benefits specified above, Dr. Mahmoud shall receive twelve (12) months of vesting acceleration with respect to all of Dr. Mahmoud's then-outstanding equity awards granted to him by us or assumed, continued or substituted for by the acquiring entity in such “change of control” transaction.
Victor M. Clavelli, Keith A. Goldan and Michael F. Marino
Pursuant to each of their respective employment agreements with us, if Messrs. Clavelli's, Goldan's or Marino's, as applicable, employment is terminated by us without "cause" or by Messrs. Clavelli, Goldan or Marino, as applicable, for "good reason," each as defined in their respective employment agreement, then Messrs. Clavelli, Goldan or Marino, as applicable, is entitled to receive the following severance benefits, subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in his employment agreement:

•an amount equal to twelve (12) months of their respective base salary at the rate in effect on his date of termination, payable in accordance with our normal payroll practices over the twelve (12) month period following termination; and

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•continuation of coverage under our group health insurance plan through COBRA at active employee rates for a period of twelve (12) months at the same level of coverage he elected during his employment and on the same terms and conditions generally afforded to active employees, provided he and his eligible dependents enroll with our COBRA administrator within sixty (60) days after the termination date.

Pursuant to each of their respective employment agreements with us, if Messrs. Clavelli's, Goldan's or Marino's, as applicable, employment is terminated by us without "cause" or by Messrs. Clavelli, Goldan or Marino, as applicable, for "good reason," in each case, within three (3) months prior to a "change of control" (as defined in the 2010 Plan), or eighteen (18) months after a “change of control,” then Messrs. Clavelli, Goldan or Marino, as applicable, is entitled to receive the following severance benefits, subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in his employment agreement:

•an amount equal to 150% of Messrs. Clavelli's, Goldan's or Marino's, as applicable, annual base salary and target bonus opportunity at the rate in effect on his date of termination, payable in a single lump sum cash payment;

•an amount equal to Messrs. Clavelli’s, Goldan’s or Marino’s, as applicable, pro rata annual cash bonus for the year in which the termination of employment occurs, which will be equal to the greater of (x) his target annual cash bonus opportunity for the year in which termination of employment occurs, multiplied by a fraction, the numerator of which is the number of days in which he was employed by Company during the year in which the termination of employment occurs, and the denominator of which is three hundred sixty-five (365), and (y) an annualized amount of bonus for such year as determined by the Board in good faith based on the achievement of objectives up to the change of control, multiplied by a fraction, the numerator of which is the number of days in which he was employed by Company during the year in which the termination of employment occurs, and the denominator of which is three hundred sixty-five (365). Such pro rata bonus would be payable in a single lump sum cash payment;

•continuation of coverage under our group health insurance plan through COBRA at active employee rates for a period of eighteen (18) months at the same level of coverage he elected during his employment and on the same terms and conditions generally afforded to active employees, provided he and his eligible dependents enroll with our COBRA administrator within sixty (60) days after the termination date; and

•all of Messrs. Clavelli's, Goldan's or Marino's, as applicable, then-outstanding equity awards granted to him by us will become immediately vested.

To the extent Messrs. Clavelli's, Goldan's or Marino's, as applicable, employment is terminated by us without “cause” or by Messrs. Clavelli, Goldan or Marino, as applicable, for “good reason,” in each case, at any time following a “change of control,” without limiting any severance benefits specified above, such executive shall receive twelve (12) months of vesting acceleration with respect to all of such executive’s then-outstanding equity awards granted to him by us or assumed, continued or substituted for by the acquiring entity in such “change of control” transaction.
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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2021. With the exception of certain equity awards granted to Mr. Clavelli pursuant to the Nasdaq inducement grant exception in accordance with Nasdaq Listing Rule 5635(c)(4), all equity awards granted to our named executive officers were made pursuant to our 2010 Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested($)
Peter K. Miller	36,459	—		3.05	3/11/2024
	577,580	—		16.31	4/7/2024
	72,197	—		5.14	12/20/2026
	259,911	—	(1)	16.00	10/12/2027
	155,833	64,167	(4)	7.42	2/28/2029
	87,500	112,500	(5)	5.41	3/6/2030
	—	295,000	(7)	3.51	3/4/2031	351,174	(8)	572,414	173,600	(12)	282,968

Ramy A. Mahmoud	115,516	—		3.05	3/11/2024
	288,790	—		16.31	4/7/2024
	202,153	—	(1)	16.00	10/12/2027
	106,250	43,750	(4)	7.42	02/28/2029
	32,812	42,188	(5)	5.41	3/6/2030
	—	150,000	(7)	3.51	3/4/2031	167,878	(9)	273,641	97,813	(12)	159,435

Victor M.Clavelli	41,250	48,750	(6)	7.41	2/17/2030
	—	80,000	(7)	3.51	3/4/2031	87,083	(10)	141,945	40,000	(12)	65,200

Keith A. Goldan	158,834	—	(2)	5.14	1/23/2027
	72,197	—	(1)	16.00	10/12/2027
	58,438	24,062	(4)	7.42	02/28/2029
	20,059	25,791	(5)	5.41	3/6/2030
	—	80,000	(7)	3.51	3/4/2031	70,527	(11)	114,959	61,067	(12)	99,539

Michael F. Marino	144,395	—	(3)	5.14	1/30/2027
	86,637	—	(1)	16.00	10/12/2027
	58,438	24,062	(4)	7.42	2/28/2029
	20,059	25,791	(5)	5.41	3/6/2030
	—	80,000	(7)	3.51	3/4/2031	70,527	(11)	114,959	61,067	(12)	99,539
______________________________________________________________________________________________________________________
(1)These options were granted on October 12, 2017 and will vest 25% on the first anniversary of the vesting start date (October 12, 2017), and 2.0833% (approximately 1/48th of such shares), for each subsequent full calendar month that the executive remains employed with us or one of our affiliates.
(2)These options were granted on January 23, 2017 and will vest 25% on the first anniversary of the vesting start date (January 23, 2017), and 2.0833% (approximately 1/48th of such shares), for each subsequent full calendar month that the executive remains employed with us or one of our affiliates.
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(3)These options were granted on January 30, 2017 and will vest 25% on the first anniversary of the vesting start date (January 30, 2017), and 2.0833% (approximately 1/48th of such shares), for each subsequent full calendar month that the executive remains employed with us or one of our affiliates.
(4)These options were granted on February 28, 2019 and will vest 25% on the first anniversary of the vesting start date (February 28, 2020), and 2.0833% (approximately 1/48th of such shares), for each subsequent full calendar month that the executive remains employed with us or one of our affiliates.
(5)These options were granted on March 6, 2020 and will vest 25% on the first anniversary of the vesting start date (March 6, 2021), and 2.0833% (approximately 1/48th of such shares), for each subsequent full calendar month that the executive remains employed with us or one of our affiliates.
(6)These options were granted on February 18, 2020 and will vest 25% on the first anniversary of the vesting start date (February 18, 2021), and 2.0833% (approximately 1/48th of such shares), for each subsequent full calendar month that the executive remains employed with us or one of our affiliates. These options were granted pursuant to the Nasdaq inducement grant exception in accordance with Nasdaq Listing Rule 5635(c)(4).
(7)These options were granted on March 4, 2021 and will vest 25% on the first anniversary of the vesting start date (March 4, 2022), and 2.0833% (approximately 1/48th of such shares), for each subsequent full calendar month that the executive remains employed with us or one of our affiliates.
(8)Includes (a) 196,667 restricted stock units granted on March 4, 2021 which will vest 25% on March 15, 2022 and 6.25% (approximately 1/16th of such shares) for each subsequent quarter that the executive remains employed with us or one of our affiliates, (b) 75,000 restricted stock units granted on March 6, 2020 which will vest quarterly in equal installments ending March 15, 2024 for each subsequent quarter that the executive remains employed with us or one of our affiliates,and (c) 79,507 restricted stock units granted on September 15, 2020 which will vest quarterly in equal installments ending September 15, 2024 for each subsequent quarter that the executive remains employed with us or one of our affiliates subject to forfeiture provisions relating to certain stock sales by the executive.
(9)Includes (a) 100,000 restricted stock units granted on March 4, 2021 which will vest 25% on March 15, 2022 and 6.25% (approximately 1/16th of such shares) for each subsequent quarter that the executive remains employed with us or one of our affiliates, (b) 28,125 restricted stock units granted on March 6, 2020, which will vest quarterly in equal installments ending March 15, 2024 for each subsequent quarter that the executive remains employed with us or one of our affiliates, and (c) 39,753 restricted stock units granted on September 15, 2020 which will vest quarterly in equal installments ending September 15, 2024 for each subsequent quarter that the executive remains employed with us or one of our affiliates subject to forfeiture provisions relating to certain stock sales by the executive.
(10)Includes (a) 53,333 restricted stock units granted on March 4, 2021 which will vest 25% on March 15, 2022 and 6.25% (approximately 1/16th of such shares) for each subsequent quarter that the executive remains employed with us or one of our affiliates, and (b) 33,750 restricted stock units were granted on March 6, 2020 which will vest quarterly in equal installments ending March 15, 2024 for each subsequent quarter that the executive remains employed with us or one of our affiliates subject to forfeiture provisions relating to certain stock sales by the executive.
(11)Includes (a) 53,333 restricted stock units granted on March 4, 2021 which will vest 25% on March 15, 2022 and 6.25% (approximately 1/16th of such shares) for each subsequent quarter that the executive remains employed with us or one of our affiliates, and (b) 17,194 restricted stock units were granted on March 6, 2020 which will vest quarterly in equal installments ending March 15, 2024 for each subsequent quarter that the executive remains employed with us or one of our affiliates subject to forfeiture provisions relating to certain stock sales by the executive.
(12)These restricted stock units were granted on March 6, 2020 and will vest, if at all, following the achievement of certain performance conditions relating to the outcome of our chronic sinusitis trials with 50% vesting on the second business day following the Compensation Committee's determination that the performance conditions have been achieved and 6.25% (approximately 1/16th of such shares) vesting on each subsequent quarter that the executive remains employed with us or one of our affiliates.

DIRECTOR COMPENSATION

Non-Employee Director Compensation
In connection with our initial public offering in 2017, our Compensation Committee engaged Pearl Meyer to serve as its independent compensation consultant to provide recommendations for, among other matters, non-employee director compensation to enable us to attract and retain qualified directors. Pearl Meyer reviewed director compensation programs and practices of similarly situated public life science companies and developed compensation level recommendations generally
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aligned with the mid-point of compensation levels of such companies. Consistent with Pearl Meyer's recommendation, our Board of Directors adopted the non-employee director compensation policy set forth below in connection with our initial public offering in October 2017.
Non-Employee Director Compensation Policy
•an annual cash retainer of $70,000 for the chairman of our Board of Directors;
•an annual cash retainer of $40,000 for the other members of our Board of Directors;
•an additional cash retainer of $20,000 for the Audit Committee chair, $15,000 for the Compensation Committee chair and $10,000 for the Nominating and Corporate Governance Committee chair;
•an additional cash retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $5,000 for members of the Nominating and Corporate Governance Committee;
•for new members of our Board of Directors, an initial grant of options to purchase 28,879 shares of our common stock, of which 33% vests on the first anniversary of the director's appointment or election to our Board, and 2.777% (approximately 1/36th of such shares) vests on each subsequent full calendar month of continued service with us; and
•for all other members of our Board of Directors continuing in office after our annual meeting of stockholders, an annual grant of options to purchase 14,439 shares of our common stock which vests upon the earlier of (i) the first anniversary of the grant date or (ii) the date of our next annual meeting of stockholders, subject to continued service with us.
In the fourth quarter of 2021, our Compensation Committee again engaged Pearl Meyer to review our non-employee director compensation policy applying the same methodology as discussed above. Based on this review, Pearl Meyer recommended an increase to the annual cash retainer payable to our non-employee directors and an increase in the annual and new director stock option grants to bring them in-line with our peer companies. The Board determined to forgo an increase to the annual retainer payable to directors in order to preserve cash. The Board did enact, effective as of January 1, 2022, Pearl Meyer's recommendation to increase the initial grant of stock options to new Board members to 64,000 and increase the annual grant of stock options to members of our Board continuing in office after our annual meeting of stockholders to 32,000.
Our directors are also entitled to reimbursement for reasonable travel and lodging expenses for attending Board and Committee meetings.
Peter K. Miller, our Chief Executive Officer, did not receive any compensation for his service as a member of our Board of Directors during 2021. Mr. Miller's compensation for service as an employee for 2021 is presented above in the "Executive Compensation - Summary Compensation Table" section of this Proxy Statement.
The following table provides information regarding the compensation awarded to, earned by or paid to the non-employee members of our Board of Directors during the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(4)		All Other Compensation ($)	Total ($)
Joseph C. Scodari	97,500	32,707	(2)	—	130,207
Wilhelmus Groenhuysen	57,500	32,707	(2)	—	90,207
Sandra L. Helton	60,000	32,707	(2)	—	92,707
Catherine Owen	55,000	32,707	(2)	—	87,707
Tomas Heyman	45,000	32,707	(2)	—	77,707
Eric Bednarski	2,301	30,587	(3)	—	32,888
Kyle Dempsey	2,733	30,587	(3)	—	33,320
R. John Fletcher(5)	—	—		—	—
_____________________________________________________________________________________________________________________
(1)The amounts in this column represent the full grant date fair value for awards granted during 2021, all of which were in the form of stock options. The grant date fair value of the options was computed in accordance with ASC Topic 718, Compensation - Stock Compensation. These amounts do not necessarily correspond to the actual value that may be realized by the director in connection with such option awards. The assumptions made in valuing the option awards reported in this column are described in our audited consolidated financial statements (Note 3. Summary of Significant Accounting Policies - Stock-based compensation and Note 13,
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Stock-based Compensation) included in our Annual Report on Form 10-K for the year-ended December 31, 2021, as filed with the SEC.
(2)Options to purchase 14,439 shares of common stock were granted on June 9, 2021 and vest in full upon the earlier of (i) June 9, 2022 or (ii) the date of our 2022 annual meeting of stockholders, subject to continued service with us.
(3)These options were granted on December 10, 2021 and will vest 33% on the first anniversary of the grant date (December 10, 2022), and 2.777% (approximately 1/36th of such shares), for each subsequent full calendar month of continued service with us.
(4)The following table shows the aggregate number of outstanding shares of common stock underlying outstanding options held by our non-employee directors as of December 31, 2021:

Name	Outstanding Option Awards
Joseph C. Scodari	101,074
Wilhelmus Groenhuysen	86,635
Sandra L. Helton	86,635
Tomas Heyman	43,318
Catherine Owen	43,318
Eric Bednarski	28,879
Kyle Dempsey	28,879
R. John Fletcher(5)	—
(5) Mr. Fletcher joined the Board effective April 26, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,650,889	(1)	$7.21	2,345,339	(2)
Equity compensation plans not approved by security holders	267,250	(3)	$3.65	—
Total	9,918,139		$7.12	2,345,339
_____________
(1)Represents shares of common stock issuable upon exercise of 7,725,281 outstanding stock options and the vesting of 1,925,608 restricted stock units under the 2010 Plan. Our 2010 Plan has been approved by our stockholders.
(2)Consists of 1,856,874 shares of common stock reserved for issuance under our 2010 Plan and 488,465 shares of common stock reserved for issuance under our 2017 Employee Stock Purchase Plan (2017 ESPP). Our 2017 ESPP has been approved by our stockholders. The number of shares of our common stock authorized under the 2010 Plan automatically increases on January 1st of each year until the expiration of the 2010 Plan, in an amount equal to four percent of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, subject to the discretion of our Board of Directors or Compensation Committee to determine a lesser number of shares shall be added for such year. The number of shares of our common stock that may be issued pursuant to rights granted under the 2017 ESPP automatically increase on January 1st of each year until the expiration of the 2017 ESPP, in an amount equal to one percent of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, subject to the discretion of our Board of Directors or Compensation Committee to determine a lesser number of shares shall be added for such year.
(3)Represents 233,500 options and 33,750 restricted stock units granted pursuant to the NASDAQ inducement grant exception in accordance with Nasdaq Listing Rule 5635(c)(4).

Optinose - 2022 Proxy Statement | 36

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth all fees paid or accrued by us for professional services rendered by our independent registered public accounting firm, EY, during the years ended December 31, 2021 and 2020:

	2021	2020

Audit Fees (1)	$600,000	$581,000
Audit-Related Fees (2)	110,000	57,800
TOTAL	$710,000	$638,800
_______________
(1)Audit Fees represent the aggregate fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-Related Fees represent the aggregate fees billed for assurance and related professional services rendered by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees" including the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with securities offerings.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that requires it, or the Chair of our Audit Committee pursuant to delegated authority, to pre-approve all services provided by our independent registered public accounting firm and the fees for such services. Our Audit Committee considers, among other things, the possible effect of the performance of such services on the firm's independence. The prior approval of our Audit Committee, or the Chair of our Audit Committee pursuant to delegated authority, was obtained for all services provided by EY in 2021 and 2020 and the fees for such services.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials or, if requested, our proxy statement and Annual Report unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, or, if requested, our proxy statement and Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067 or by phone at (267) 364-3500. If you participate in householding and wish to receive a separate copy of our Notice of Internet Availability of Proxy Materials or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
If you are the beneficial owner of shares held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of our Notice of Internet Availability of Proxy Materials, this Proxy Statement or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Optinose - 2022 Proxy Statement | 37

AVAILABILITY OF OUR 2021 ANNUAL REPORT

Because we have elected to use the “Notice and Access” method of providing proxy materials to you via the Internet, and have mailed to you a Notice of Internet Availability of Proxy Materials directing you to where you can find these proxy materials on the Internet, this Proxy Statement and our Annual Report for the year ended December 31, 2021 have not been mailed to you.

A copy of our 2021 Annual Report to Stockholders (consisting of our Annual Report on Form 10-K for the year ended December 31, 2021 but excluding the exhibits to such Annual Report) will be mailed, without charge, to stockholders entitled to notice of and to vote at the Annual Meeting, to the extent requested by such stockholders. Requests for a copy of our 2021 Annual Report to Stockholders should be mailed to OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067, Attention: Corporate Secretary. We will provide copies of the exhibits to the Form 10-K upon request by eligible stockholders, provided that we may impose a reasonable fee for providing such exhibits, which is limited to our reasonable expenses. Requests for copies of such exhibits should be mailed to OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067, Attention: Corporate Secretary.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by our Corporate Secretary no later than December 27, 2022. Proposals received after that date will not be included in the proxy materials we send out in connection with our 2023 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.
In addition, our Bylaws establish an advance notice procedure for nominations for election to our Board of Directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. To be timely, stockholder notice of a nomination or a proposal must be delivered to or mailed and received by the Corporate Secretary at our principal offices not later than the close of business on March 10, 2023 and no earlier than the close of business on February 8, 2023; provided, however, that in the event that the date of the 2023 Annual Meeting of Stockholders is held more than thirty (30) days before or more than seventy (70) days after the anniversary date of the 2022 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to the 2023 Annual Meeting of Stockholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us. All nominations and stockholder proposals should be sent to the attention of our Corporate Secretary, c/o OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067. The notice of nomination or proposal also must comply with the content requirements for such notices set forth in our Bylaws.
In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules (once effective) under the Exchange Act, stockholder who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide written notice that sets for the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023, which is 60 days prior to the anniversary date of the 2022 Annual Meeting of Stockholders.

*         *         *

Optinose - 2022 Proxy Statement | 38

Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible.
By O

By Order of the Board of Directors of OPTINOSE, INC.

Peter K. Miller
Chief Executive Officer
April 26, 2022
Yardley, Pennsylvania
Optinose - 2022 Proxy Statement | 39

OPTINOSE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82357-P74013

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPTINOSE, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sandra L. Helton
02) Wilhelmus Groenhuysen
03) Joseph C. Scodari

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D82358-P74013

OPTINOSE, INC.
Annual Meeting of Stockholders
June 8, 2022 8:30 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Ramy Mahmoud and Keith A. Goldan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OptiNose, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on June 8, 2022, at the offices of OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, PA 19067, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side